UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2019
Entergy Texas, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-34360	61-1435798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Pine Street, Beaumont, Texas		77701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(409) 981-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

On January 3, 2019, Entergy Texas, Inc. (the “Company”) entered into an Underwriting Agreement for the sale of $300,000,000 aggregate principal amount of its First Mortgage Bonds, 4.0% Series due March 30, 2029 (the “2029 Bonds”), and $400,000,000 aggregate principal amount of its First Mortgage Bonds, 4.5% Series due March 30, 2039 (the “2039 Bonds” and, together with the 2029 Bonds, the “Bonds”). The sale of the Bonds closed on January 8, 2019. The Bonds were registered under the Securities Act of 1933, as amended, by means of the Company’s automatic shelf Registration Statement on Form S-3 (File No. 333-213335-05), as amended by post-effective amendment no. 1, post-effective amendment no. 2, post-effective amendment no. 3 and post-effective amendment no. 4 thereto (the “Registration Statement”), which such Registration Statement became effective upon such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
4.47(a)	Officer’s Certificate establishing the terms of the 2029 Bonds.
4.47(b)	Officer’s Certificate establishing the terms of the 2039 Bonds.
5.16	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.
5.17	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Texas, Inc.
(Registrant)
Date: January 8, 2019
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer